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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY
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
CON-X Corporation...................................................   Alabama
General Chemical Corporation........................................   Delaware
    Toledo Technologies Inc.........................................   Delaware
       Toledo Technologies Management LLC...........................   Delaware
       Toledo Technologies Manufacturing LLC........................   Delaware
       1279597 Ontario Inc..........................................   Ontario
          Sandco Automotive Ltd.....................................   Ontario
    Printing Developments, Inc......................................   Delaware
    Balcrank Products Inc...........................................   Delaware
    General Chemical Performance Products Ltd.......................   Ontario
    HN Investment Holdings Inc......................................   Delaware
    Waterside Urban Renewal Corporation.............................   New Jersey
    Vigilant Networks Canada Inc....................................   Ontario
    Vigilant Networks LLC...........................................   Delaware
       Vigilant Networks Limited....................................   United Kingdom
    Big T-2 Company LLC.............................................   Delaware
    Fini Enterprises, Inc...........................................   Texas
    GenTek Financial Services Ltd...................................   Barbados
    Reheis, Inc.....................................................   Delaware
       Reheis International Inc.....................................   Delaware
          Reheis Overseas...........................................   Ireland
          Reheis Commercial.........................................   Cayman Islands
       Reheis Holdings Inc..........................................   Delaware
          Ilminster Company.........................................   Ireland
             Reheis Ireland.........................................   Ireland
    Defiance, Inc...................................................   Delaware
       Defiance Precision Products, Inc.............................   Ohio
          Defiance Precision Products Management LLC................   Delaware
          Defiance Precision Products Manufacturing LLC.............   Delaware
       Hy-Form Products, Inc........................................   Michigan
       Defiance Testing and Engineering Services, Inc...............   Michigan
          DTA Development, LLC......................................   Michigan
          Defiance Kinematics Inc...................................   Delaware
          Binderline Draftline, Inc.................................   Michigan
    Noma Corporation................................................   Delaware
       PCT Mexico Corporation.......................................   Delaware
       Noma O.P., Inc...............................................   Delaware
       Electronic Interconnect Systems, Inc.........................   Massachusetts
    Noma Company....................................................   Nova Scotia
       Sistemas Y Conexiones Integradas, SA de CV...................   Mexico
    Krone Digital Communications Inc................................   Delaware
       Prestolite Wire Pacific Rim PTE Ltd..........................   Singapore
       Krone Optical Systems Inc....................................   Vermont
    Krone International Holding Inc.................................   Delaware
       Krone USA, Incorporated......................................   Colorado
          Krone Incorporated........................................   Colorado
       Krone Holding Inc............................................   Delaware
          Krone (UK) Technique Holding Limited......................   United Kingdom
             Krone (U.K.) Technique Ltd.............................   United Kingdom
               Krone Comunicaiones S.A..............................   Spain
          Krone (Australia) Holdings Pty Limited....................   Australia
               Krone (Australia) Technique Pty. Ltd.................   Australia
               Krone (NZ) Technique Ltd.............................   New Zealand
               Krone Japan K.K......................................   Japan
               Krone Manufacturing Services Pty. Limited............   Australia
          Krone Holding LLC.........................................   Delaware
             Krone Holding GmbH.....................................   Germany
               Krone Italia S.r.l...................................   Italy
               Krone GmbH...........................................   Germany
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
                 Krone Service GmbH.................................   Germany
                   IBSe Ingenieurburo Seiffert GmbH.................   Germany
                 Krone Informationsyssteme GmbH.....................   Germany
                 Krone S.a.r.l......................................   France
                 Krone Hellas Telecommunication S.A.................   Greece
                 Krone AS...........................................   Norway
                 Krone Ges. m.b.H...................................   Austria
                   Krone Communications Ltd.........................   Hong Kong
                 Krone AS...........................................   Turkey
                 Krone (Africa) Pty Ltd.............................   South Africa
                 Krone Telecommunicoes Industria e Comercio Ltda....   Brazil
                   Krone Comunicacoes Ltda..........................   Brazil
                 Krone Chile Ltda...................................   Chile
                 Krone Communicaciones S.A. de C.V..................   Mexico
                 PT Krone Indonesia.................................   Indonesia
                 Krone Far East Pte. Ltd............................   Singapore
                 Krone Communications Ltd...........................   India
                 ZAO Krone AG RF....................................   Russia
                 Krone Technique (Thailand) Ltd.....................   Thailand
                 Krone Communications (Shanghai) Company Ltd........   China


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